Exhibit 99.4
CONTACTS:
Mark Carter, VP Strategic Initiatives and Investor Relations (704) 557-8386
Joe Calabrese, Financial Relations Board (212) 827-3772
IMMEDIATE RELEASE
February 17, 2011
Snyder’s-Lance, Inc. Announces Conversion To
Independent Operator Direct Store Delivery (DSD) Network
Charlotte, NC, — February 17, 2011 — Snyder’s-Lance, Inc. (Nasdaq-GS: LNCE) today announced a plan to convert its company owned Direct Store Delivery (DSD) routes to an independent operator (IO) structure over the next 12 to 18 months. The transition will occur on a market-by-market basis and will create an integrated coast-to-coast distribution network that is better positioned to serve customers with industry leading products such as Snyder’s of Hanover brand pretzels, Lance brand sandwich crackers, and Cape Cod brand potato chips among many others. Currently, approximately 45% of the routes are company owned routes and 55% are independent operator based routes in the Snyder’s-Lance network.
David Singer, Chief Executive Officer, said, “Migrating to a single model of distribution is a critical component of our merger integration. After much diligence, we have concluded that an independent operator based system is the most practical and efficient sales distribution system for Snyder’s-Lance. This approach positions us to strengthen our sales relationships with our customers which will result in accelerated growth. Consolidating our distribution networks and migrating to an independent operator system is expected to also drive improved returns, as the IO approach is less capital intensive than a company owned system.” Carl E. Lee, Jr., President and Chief Operating Officer, said, “We are confident we will engineer a very successful transition over the next 12 to 18 months based on the success we have had over the past several years with similar conversions. While this is a significant conversion, it has been well received by our route employees and we expect that it will be a positive for our customers as well. The new system is expected to support even better service levels for customers and provide greater opportunities for the independent route operators through larger drop sizes given the combined volume resulting from the merger.”
About Snyder’s-Lance, Inc.
Snyder’s-Lance, Inc., headquartered in Charlotte, NC, manufactures and markets snack foods throughout the United States and internationally. The company’s products include pretzels, sandwich crackers, potato chips, cookies, tortilla chips, restaurant style crackers, nuts and other snacks. Snyder’s-Lance has manufacturing facilities in North Carolina, Pennsylvania, Iowa, Indiana, Georgia, Arizona, Massachusetts, Texas, Florida, Ohio, and Ontario, Canada. Products are sold under the Snyder’s of Hanover, Lance, Krunchers!, Cape Cod, Jays, Grande, Tom’s, Archway, O-Ke-Doke, and Stella D’oro brand names along with a number of private label and third party brands. Products are distributed widely through grocery and mass merchandisers, convenience stores, club stores, food service outlets and other channels.
This news release contains statements which may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future earnings and results which are based upon the company’s current expectations and assumptions, which are subject to a number of risks and uncertainties. Factors that could cause actual results to differ include risks and business disruption from merger integration and the conversion of our distribution to independent operators, general economic conditions, increases in cost or availability of ingredients, packaging, energy and employees, price competition and industry consolidation, risks from large customers, ability to execute strategic initiatives, product recalls or safety concerns, disruptions of our supply chain or information technology systems, changes in consumer preferences, food industry and regulatory factors, and interest rate and foreign exchange rate risks, as well as those that have been discussed in our most recent Form 10-K and subsequent Forms 10-Q and other reports filed with the Securities and Exchange Commission.